Exhibit 32.1



                                CERTIFICATIONS
           Pursuant to Section 906 of ohe Sarbanes-Oxley Act of 2002



     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of CONMED Corporation, a New York corporation (the "Corporation"), does hereby certify that:

     The Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (the "Form 10-Q") of the Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Corporation.



Date: August 9, 2004            /s/Eugene R. Corasanti
                                ----------------------
                                Eugene R. Corasanti
                                Chairman of the Board and
                                Chief Executive Officer




Date: August 9, 2004            /s/Robert D. Shallish, Jr.
                                --------------------------
                                Robert D. Shallish, Jr.
                                Vice President-Finance and
                                Chief Financial Officer


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